EXHIBIT 21


                            BELCREST CAPITAL FUND LLC

                              List of Subsidiaries


         Name                              Jurisdiction of Incorporation
         ----                              -----------------------------

Belcrest Realty Corporation                        Delaware

Bel Santa Ana LLC                                  Delaware

Bel Santa Ana Management LLC                       Delaware

Bel Alliance Properties LLC                        Delaware

Bel Apartment Properties Trust                     Maryland

Bel Communities Properties Trust                   Maryland

Casco Property Trust, LLC                          Delaware